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                                                                    EXHIBIT 10.1

          AMTECH CORPORATION 1997 EXECUTIVE MANAGEMENT CASH BONUS PLAN


     The participants in this Plan are members of the senior management of Amtech Corporation and its subsidiaries that have been selected by the Company's Board of Directors for participation.

     The philosophy of the Plan is to:

     (1)  reward on a successful efforts basis, creating the utmost incentive to
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          management to enhance shareholder value by creating increased profits;
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     (2)  maintain a lean management structure, while rewarding those who successfully discharge major responsibilities;

     (3) focus a significant portion of all individual bonus opportunities to the common goal of meeting or exceeding the 1997 planned earnings per share or pre-tax operating income, as applicable, whereby the senior management team is "rewarded" or "goes without" as a team;
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     (4)  provide for individual bonus opportunities to reward individual performance where appropriate;

     (5) make time be of the essence by requiring an increasing amount of bonus opportunity be forfeited for each quarter the year-to-date planned earnings per share or operating income goal, as applicable, is not achieved; and finally

     (6) hold back a percentage of each quarterly bonus even though year-to-date quarterly earnings per share or operating income goals, as applicable, are met, whereby material bonuses are not paid in the event the annual goals are not achieved.
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Mechanics of Plan
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     The participants in the Plan and the extent of their bonus opportunity
(which varies from 10-30% of base salary) shall be established by the Board of Directors. A description of how the bonus opportunity may actually be realized is set forth below.

     For the participants in the Plan, 65% of the Participant's bonus opportunity is tied to the Company or the employing operating group, as applicable, achieving its 1997 operating income or earnings per share goal, as applicable, as approved by the Company's Board of Directors. The remaining percentage is discretionary based upon individual performance as determined by the Company's President/Chief Executive Officer and other applicable members of senior management.

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     The bonus opportunity that is tied to the Company meeting its 1997 operating income or earnings per share goals, as applicable, is administered as set forth below:

          (1) The Bonus opportunity is allocated evenly over four quarters ("Quarterly Bonus Pool").

          (2) The quarterly distribution, if any, is based upon whether the Company has achieved the year-to-date planned operating income or earnings
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     per share goals, as applicable.

          (3) Quarterly distributions earned, if any, will be paid at the end of the month following the applicable quarter.

          (4) If, at the end of the year, the yearly operating income or earnings per share goal, as applicable, has been achieved, then the forfeited amounts will be paid to employee.

          (5) The Quarterly calculations, cash payments, amount of bonus opportunities deferred to next quarter, and amount of bonus opportunity forfeited are as set forth below:

Quarter            Goal Met                      Goal Not Met
-------            --------                      ------------

First     50% of 1st Quarter Quarterly    25% of 1st Quarter Quarterly
          Bonus Pool is paid to employee  Bonus Pool is forfeited and
          and remaining 50% is deferred   remaining 75% is deferred
          and added to 2nd Quarter        and added to 2nd Quarter
          Quarterly Bonus Pool            Quarterly Bonus Pool
          creating a 2nd Quarter YTD      creating a 2nd Quarter YTD
          Bonus Pool.                     Bonus Pool.

Second    70% of 2nd Quarter YTD Bonus    35% of 2nd Quarter YTD Bonus
          Pool is paid to employee and    Pool is forfeited and remaining
          remaining 30% is deferred       65% is deferred and added to
          and added to 3rd Quarter        3rd Quarter Quarterly Bonus
          Quarterly Bonus Pool            Pool creating a 3rd Quarter
          creating a 3rd Quarter YTD      YTD Bonus Pool.
          Bonus Pool.

Third     80% of 3rd Quarter YTD Bonus    40% of 3rd Quarter YTD Bonus
          Pool is paid to employee and    Pool is forfeited and remaining
          remaining 20% is deferred       60% is deferred and added to
          and added to 4th Quarter        4th Quarter Quarterly Bonus
          Quarterly Bonus Pool            Pool creating a 4th Quarter
          creating a 4th Quarter YTD      YTD Bonus Pool.
          Bonus Pool.

Fourth    100% of 4th Quarter YTD Bonus   100% of 4th Quarter YTD Bonus
          Pool is paid to employee.       Pool is forfeited.

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     Furthermore, in the case of certain Plan participants selected by the Board of Directors, if the Company or market oriented group, as applicable, does not achieve its 1997 operating income or earnings per share goals, as applicable, but achieves a specified percentage (as determined by the Board of Directors) of the operating income or earnings per share goals, as applicable, then a percentage (as determined by the Board of Directors) of the bonus amount that would have been payable under the Plan if the goals had been met will be paid. Also, additional bonus amounts will be paid if the goals are exceeded.

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